Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Performance Plus
Municipal Fund, Inc.
33-30997, 811-05809

An annual meeting of the
shareholders of the
Nuveen Performance Plus
Municipal Fund, Inc. (the Fund)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to
2. serve until their successors
3. shall have been duly elected
4. and qualified;

Approval of the Board Members
 was reached as follows:

Robert P. Bremner
For 53,315,159
Withhold 495,286

Lawrence H. Brown
For  53,296,458
Withhold 513,987

Jack B. Evans
For  53,324,307
Withhold  486,138

William C. Hunter
For 53,322,571
Withhold  487,874

David J. Kundert
For 53,331,019
Withhold  479,426

William J. Schneider, elected by
Preferred shareholders only
For 16,898
Withhold  97

Timothy R. Schwertfeger, elected by
 Preferred shareholders only
For 16,898
Withhold  97

Judith M. Stockdale
For 53,310,458
Withhold  499,987

Eugene S. Sunshine
For  53,307,530
Withhold  502,915

5. approve a new Investment
6.  Management Agreement .

The number of shares voted in
the affirmative:
52,862,723 and
the number of negative votes:
  373,374

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
 under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007650.